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                                                                 EXHIBIT 5
















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                                   [LETTERHEAD]


                                  August 8, 1996


Board of Directors
Paragon Group, Inc.
7557 Rambler Road, Suite 1200
Dallas, Texas 75231

Gentlemen:

   We are acting as counsel to Paragon Group, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,021,193 shares of the Company's common stock, par value $.01 per share ("Common Stock"), consisting of (i) 1,466,765 shares of Common Stock (the "Outstanding Shares") issued in private placements in connection with the formation of the Company or upon redemption of units of limited partnership interest ("Units") in Paragon Group L.P. (the "Partnership") and (ii) 3,554,428 shares of Common Stock (the "Additional Shares") which may be issued in private placements if and to the extent that holders of 3,554,428 Units tender such Units for redemption, all of which Outstanding Shares and Additional Shares are to be sold by or on behalf of certain shareholders of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

   For purposes of this opinion letter, we have examined copies of the following documents:


   1.  An executed copy of the Registration Statement.

   2.  The Articles of Amendment and Restatement of Articles of
       Incorporation of the Company, as certified by the Secretary of State of the State of Maryland on August 2, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.



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Board of Directors
Paragon Group, Inc.
August 8, 1996
Page 2

   3. The Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

   4. The Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, as certified by the Secretary of Paragon Group GP HOldings, Inc. ("PGGPHI"), the general partner of the Partnership, on the date hereof as then being complete, accurate and in effect.

   5. Resolutions of the Board of Directors of the Company adopted on July 26, 1994 and February 6, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Outstanding Shares and the Additional Shares and arrangements in connection therewith.

   6. A certificate of the Secretary of the Company, dated August 8, 1996 as to certain facts relating to the Company.


   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

   This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Maryland. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

   Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Outstanding Shares were validly issued and are fully paid and nonassessable under the General Corporation Law of the State of Maryland and
(ii) the Additional Shares, if and when issued and delivered in accordance with the Partnership Agreement and appropriate resolutions of the Board of Directors of the Company upon redemption of Units as contemplated thereby, will be validly issued,



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Board of Directors
Paragon Group, Inc.
August 8, 1996
Page 3


fully paid and nonassessable under the General Corporation Law of the State of Maryland.

   We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

   We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                          Very truly yours,


                                          /s/ HOGAN & HARTSON L.L.P.
                                          ------------------------------
                                          HOGAN & HARTSON L.L.P.